Exhibit 99.1

MCMAHON ASSOCIATES, INC. AND AFFILIATE

UNAUDITED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands)

March 31, 2022
ASSETS
Current Assets
Cash and equivalents	$467
Accounts receivable, net	8,676
Contract assets	284
Notes receivable - officers, employees, affiliates, current portion	511
Prepaid and other current assets	227

Total current assets	10,165
Non-Current Assets
Property and equipment, net	1,116
Other assets	85

Total Assets	$11,366

Current Liabilities
Accounts payable and accrued liabilities, current portion	3,210

Total current liabilities	3,210
Non-Current Liabilities
Deferred tax liability, net	374

Total liabilities	$3,584

Shareholders’ Equity
Common stock	1
Additional paid-in-capital	214
Treasury stock	(17)
Retained earnings	7,584

Total shareholders’ equity	$7,783

TOTAL LIABILITIES AND EQUITY	$11,366

MCMAHON ASSOCIATES, INC. AND AFFILIATE

UNAUDITED CONSOLIDATED INCOME STATEMENT

THREE MONTHS ENDED MARCH 31, 2022

(in thousands)

Three Months Ended March 31, 2022
Gross Contract Revenue	$8,679
Contract costs: (exclusive of depreciation and amortization below)
Direct payroll costs	3,320
Sub-consultants and expenses	1,184

Total contract costs	4,504

Operating Expenses:
Selling, general and administrative	3,738
Depreciation and amortization	103

Total operating expenses	3,841

Income from operations	334

Other (income) expense	(118)

Income before tax expense	452
Income tax (benefit) expense	129

Net income	$323

Net income attributable to common shareholders	$323

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